Form S-1 Appendix

Irrevocable Management Agreement

Blueville Inc is the managing company of Linton Inc.

Linton Inc will pay quarterly its 10% income before Taxes to Blueville Inc.

Blueville Inc will pay all managing expenditure, all office's expenditure and all service expenditure of Linton Inc.

Wanjun Xie

Wanjun Xie
President
Linton Inc
Date: 02/01/20156

Wanjun Xie

Wanjun Xie
President
Blueville Inc
Date: 02/01/20156